UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 10, 2005

LIBERATE TECHNOLOGIES

(Exact name of registrant as specified in its charter)

Delaware	000-26565	94-3245315
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2655 Campus Drive, Suite 250, San Mateo, California		94403
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (650) 645-4000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01  Other Events

On January 10, 2005, Liberate Technologies (the “Registrant”) reached agreement to sell substantially all of the assets of its North American business to Double C Technologies, LLC (“Purchaser”), a joint venture majority owned and controlled by Comcast Corporation with a minority investment by Cox Communications, Inc.

Under the terms of the agreement, Purchaser will receive substantially all of the assets, including patents and other intellectual property, and will assume certain liabilities related to Registrant’s North American business.  Registrant will receive cash consideration of approximately $82 million. The parties will cross-license technology and intellectual property to one another following the closing for purposes of the continued conduct of their respective business.  The agreement will not become effective until the dismissal of Registrant’s bankruptcy appeal, which Registrant has agreed to actively pursue. To that end, today Registrant is filing a motion in the U.S. District Court for the Northern District of California to dismiss its appeal from the United States Bankruptcy Court for the Northern District of California (docketed as Case No. 04-31394-TEC).  The agreement will be subject to approval by Registrant’s shareholders, Hart-Scott-Rodino antitrust approval, and other customary closing conditions.

The Registrant will file a proxy statement and other relevant documents concerning the proposed transaction with the Securities and Exchange Commission.  Investors are urged to read the proxy statement when it becomes available and any other relevant documents filed with the SEC because they will contain important information on the proposed transaction.  Investors and security holders will be able to obtain the documents filed with the SEC free of charge at the Web site maintained by the SEC at www.sec.gov.  In addition, investors and security holders may obtain documents filed with the SEC by the Registrant free of charge by requesting them in writing from Liberate Technologies, 2655 Campus Drive, Suite 250, San Mateo, CA 04403, Attention: Investor Relations, or by telephone at (650) 645-4000.   The Registrant and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the Registrant’s stockholders.  A list of the names of those directors and executive officers and descriptions of their interests in the Registrant is contained in the Registrant’s proxy statement dated September 13, 2004, which is filed with the SEC.  Stockholders may obtain additional information about the interests of the directors and executive officers in this transaction by reading the proxy statement when it becomes available.

A copy of the press release announcing the agreement is attached hereto as Exhibit 99.01 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(c)           Exhibits

99.01                     Joint Press Release of the Registrant and Double C, dated as of January 10, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIBERATE TECHNOLOGIES

	By:	/s/ Gregory S. Wood
Name: Gregory S. Wood
Title: Executive Vice President and Chief Financial Officer
Date: January 10, 2005

EXHIBIT INDEX

EXHIBIT NO.	DESCRIPTION
99.01	Joint Press Release of Liberate Technologies and Double C Technologies LLC, dated as of January 10, 2005.